UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

Effective May 13, 2014, Cytori Therapeutics, Inc. (the “Company”) and 47 holders of warrants dated May 14, 2009 (the “Warrants”) to purchase a total of 3,156,238 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issued in a private offering in 2009 agreed to extend the expiration date of the Warrants from May 14, 2014 to May 14, 2015 and increase the exercise price of the Warrants from $2.62 per share to $3.50 per share pursuant to an Amendment to Warrant to Purchase Common Stock (the “Amendment”), a form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.  To the extent the Amendments constitute an issuance of securities, the deemed exchange of the original warrants for warrants with the modified terms for no additional consideration and without paying remuneration for soliciting such exchange was exempt under Section 3(a)(9) of the Securities Act.

One holder of Warrants did not agree to the Amendment and their Warrants, covering 38,500 shares of Common Stock, expired unexercised on May 14, 2014 in accordance with the originals terms of the Warrants.

Item 9.01              Financial Statements and Exhibits.

(d)     Exhibits.

4.1	Form of Amendment to Warrant to Purchase Common Stock, dated effective May 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

May 15, 2014	By:	/s/ Mark E. Saad
Name: Mark E. Saad
Title: Chief Financial Officer

EXHIBIT INDEX

4.1	Form of Amendment to Warrant to Purchase Common Stock, dated effective May 13, 2014.